SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

SCIENTIFIC LEARNING
First Quarter Financial Release

Moderator: Robert Bowen
April 24, 2003
4:00 pm CT

Operator:

Ladies and gentlemen, thank you for standing by. Welcome to the Scientific Learning First Quarter 2003 Financial Release conference call.

During the presentation, all participants will be in a listen-only mode. Afterwards we will conduct a question and answer session. At that time if you have a question, please press the one followed by the four on your telephone. As a reminder, this conference is being recorded Thursday, April 24th, 2003.

I would now like to turn the conference over to Ms. Jane Freeman, Chief Financial Officer. Please go ahead, ma’am.

Jane Freeman:

Thank you. Welcome and thank you for joining us.

Before we proceed, I’d like to inform you that during the course of this conference call we will make projections and other forward-looking statements that are subject to the safe harbor created by Section 27A of the Federal Securities Act. Such statements include statements relating to projected levels of revenue, sales, margins, expenses, profit or loss, cash flow, and other financial results and the drivers behind them, trends in the K-12 education market, including available funding, results that may be achieved through the use of our products, and new product introductions. Such statements are subject to material risks and uncertainties, and the events and results may differ materially from our projections. We refer you to documents that the Company files from time to time with the Securities and Exchange Commission including but not limited to the Report on Form 10-K filed March 31st, 2003. These documents contain additional information about factors that could cause the actual events and results to differ materially from those contained in our projections and forward-looking statements.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

Commercial reproduction and distribution of this conference call may be made only after written permission. If you’ve not received a copy of our press release, you will find it posted on the Investor Information portion of our Website at www.scientificlearning.com or you can call us at 510-444-3500, extension 2224 and ask for it to be faxed to you. A replay of this call will be available on our Website.

And now I’d like to turn the call over to Bob Bowen, our Chairman and CEO.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

Robert Bowen:

Thanks, Jane.

I am pleased to report that 2003 has gotten off to a solid start, both in terms of our key financial objectives and our strategic and operational goals.

Revenues for the first quarter were up more than 100% over the first quarter of 2002. This is ahead of the guidance we gave you. This exceptional growth rate results from the large deferred revenue that we built up throughout 2002 and is now pulling through the income statement. It also results from continued strong booked sales.

Our K-12 booked sales were up 24%, compared to last year’s first quarter. This is in the middle of the targeted growth range that we provided to you and is particularly encouraging in such a tough economic environment in the K-12 market.

We completed three transactions over $100,000. This is less than the four we completed in Q1 2002, but the total dollars from the 2003 transactions were 43% higher than in 2002. All three transactions were expansions from existing customers.

One of these transactions was from the Waterloo School District in Iowa. This purchase and the results being achieved in their Logan Middle School was covered in the Waterloo/Cedar Falls Courier.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

This middle school had targeted students that were an average of three years below grade level. They began their use of Fast ForWord in August, 2002, and by January, 2003, these students averaged a gain of one year and four months. This, obviously, was a key factor in their adding more schools to those that were using Fast ForWord in Waterloo. Another factor is that the superintendent had used Fast ForWord in a prior school district he served, and of course, got great results.

These results indicate Scientific Learning continues to go against the industry growth rates. We believe that state funds will continue to shrink throughout 2003; however, federal dollars will be increasing. The counter balance to declining funding is the increasing pressures on accountability with the added requirement of disaggregating data and demonstrating annual progress for each subgroup of students served.

I believe that Scientific Learning is uniquely positioned with its family of Fast ForWord products, as one of the very few commercial products available to serve each of the major groups of students targeted by federal, state, and grant dollars and at all levels of the K-12 market.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

In addition, our scientific-based research has demonstrated that the Fast ForWord family of products develops the critical cognitive skills required to read and to learn. We have branded these critical cognitive skills of working memory, attention, processing, and sequencing as Learning MAPs. These learning maps are developed through the Scientific Learning patented Fast Power Learning Formula. Learning Maps and the Fast Power Learning Formula are based on more than 30 years of neuroscience research and hundreds of independent studies. It is the critical nature of this problem, this reading problem, and the uniqueness of the Fast ForWord family of products that gives us confidence that we can continue to “swim against the tide” in terms of our growth rate.

The operating loss for the quarter was $300,000. This compares to $3.5 million in the first quarter of 2002. Again, this is well ahead of the guidance we provided you.

Deferred revenue at the end of the first quarter was $12.7 million compared to $7.4 million last year, up 71%. The majority of the $12.7 million will be recognized over the balance of 2003. As expected, we were cash negative in the quarter. We expect to be cash positive for the year.

Examining the first quarter results from a strategic and operational perspective, we made progress on each of our four key strategic and operating goals. These goals are: 1) to improve the clarity of the message on our Fast ForWord family of products and their role in improving reading achievement; 2) to focus available resources on growing our K-12 business; 3) to significantly improve our implementation and support services; and 4) to continue to expand the large scientific base of research that demonstrates the dramatic results that Fast ForWord can play in improving reading, while at the same time improving our communication of this important research to the market.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

We continue to make progress in clarifying and simplifying our message about the Fast ForWord family of products to the K-12 market. Our central message, as stated, is focused on Learning MAPs and the Fast Power Learning Formula, which are both unique to the Fast ForWord family of products and absolutely essential to proficiency in reading and learning.

This new brand will be officially launched at the International Reading Association in May. At this meeting, we will also be demonstrating Beta versions of the new Gateway Edition of Fast ForWord, as well as Fast ForWord to Reading 4. Fast ForWord to Reading 4 is another product in our K-6 reading series.

This product provides continued development of Learning MAPs while improving the critical reading skills at the important third and fourth grade period. It is here, at the third and fourth grade level, where state standards and state tests require the student to demonstrate their capacity as complete readers. However, we know that about 60% of the students at the end of fourth grade are not reading proficiently.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

The national goal is to have all students reading proficiently by the end of the third grade. I believe that the neuroscience research helps us understand why so many of our students are struggling and what can be done to catch them up.

In the first quarter, almost 90% of our booked sales came from K-12. This is clearly our focus for continued growth. However, today we have less than a 2% penetration, and we have an expanding product line that is concentrated at the heart of a national priority, reading improvement for struggling readers.

Our primary resource for this growth is our sizeable and experienced sales force. Most of our execution effort is focused on making this sales organization more productive, and I believe it is already performing at a level that puts it among the best in the industry.

As you may recall, another key strategic and operational objective is to significantly improve our implementation and support services. As with any product, if the Fast ForWord family of products are not effectively implemented and supported, the impact on student learning is reduced.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

We have completed the reorganization of our service employees led by four Regional Service Managers, aligned to our four sales regions. We are making excellent progress in selling more services with each transaction.

Another action to significantly improve our implementation and support services is embodied in the new Gateway Edition that we anticipate being released and sold beginning this summer. This is a fundamental rewrite of the base architecture of Fast ForWord and will greatly simplify the deployment of our products within K-12 school districts.

Additionally, a number of our exercise categories within Fast ForWord have been expanded. That is lower ranges have been dropped down to help students get off to a fast and successful start. The new edition will also simplify the enrollment process, reducing the administrative burden and time on teachers and support staff. This edition will be easier to install, train, maintain, and support because of one common platform for all products and all subsystems of the products.

Finally, Progress Tracker, our online tracking system for monitoring detailed learning results for individual students and groups of students, is being greatly enhanced. As you may recall, one of our key implementation objectives is create a better connection with teachers’ day-to-day instructional work and the students’ results from their work with the Fast Forward products.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

To accomplish this, we have created a new Teacher Interface that will deliver vital diagnostic and prescriptive information to the teacher’s desktop. It will flag students who need intervention in terms of more help and coaching in moving through sets of exercises, as well as flag students who are ready to move to the next product in the sequence.

The Teacher Interface has also been built to provide correlation to state standards and the core reading programs used within school districts. It will also provide the capability of push emails that will be sent automatically to administrators, teachers, students, and parents on student progress on profiles that are specified by the schools and school districts.

More independent research studies continue to emerge about the impact of Fast ForWord, and this adds to what I believe is the largest body of scientific-based research in the education industry today. The ground breaking Stanford Research study was published, as indicated, in the Proceedings of the National Academy of Science.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

You will recall that this study demonstrated significant gains for Fast ForWord students in the experimental group on both traditional reading tests and as well as fMRI’s. The Fast ForWord family of products is the first commercial product in the K-12 market with brain scans that show actual change in brain function after the use of the product.

Independent studies continue to be reported from school districts across the country. A few examples: the Harlandale School District in Texas; the Cobb County School District in Georgia; the Killeen Independent School District in Texas; the Waterloo School District in Iowa; the Manchester School District in Tennessee; the Anne Arundel School District in Maryland; PS87 Elementary School in New York City School District; and the Dallas Independent School District.

We also completed rigorous research, working with districts across the country on a new 48-minute protocol for our middle and high school Fast ForWord product versus the proven 90-minute protocol. This intense research was proven successful and was released to the market in February. The 48 minute protocol fits much better into a typical middle and high school period.

Currently, we are researching additional protocols that will reduce the length of time required each day for a student to go through Fast ForWord. If this research proves successful, then we will release these reduced protocols into the market as this research is, in fact, completed and proven successful.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

Finally, Dr. Charles Berlin, a leading audiologist and professor emeritus of LSU, had his book, The Brain and Sensory Plasticity, Language Acquisition and Hearing, published. He committed an entire chapter on his research relative to Fast ForWord and its impact on learning.

Even though the first quarter is our smallest sales quarter, it’s encouraging to be off to a positive start. The 100% plus revenue increase, K-12 sales up 24%, deferred revenues up 71%, expenses down, and progress on our key strategic and operational goals demonstrates movement in the right direction.

Gross margin down slightly and not yet profitable means we have much more work to do to become the high-performing, predictable, and consistent business that delivers great results for our customers and shareholders, while making Scientific Learning a great place to work.

I would remind you that our second quarter is our largest sales quarter. We have a strong and growing pipeline, but it is very important we stay on track in achieving our targeted K-12 sales growth in the 20% to 30% range, while driving hard towards profitability for the year. At the same time, we must also continue to make progress on our key strategic and operational goals. We remain positive about the year. However, the shrinking K-12 budgets remain a concern.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

I’d now like to ask Jane Freeman to give us more detail on the financials, as well as her own perspectives on the business. Jane?

Jane Freeman:

Thanks, Bob.

Before I begin talking about results for the quarter, I’d like to update you on a couple things we’ll be doing to comply with Reg G. We’re all learning our way here, and we’d appreciate any feedback from you on how we’re handling this.

We’ll be filing a transcript of this conference call with our press release in an 8-K next week. We will also be posting supplemental information on the Investor Information section of our Website, www.scientificlearning.com under the caption, Supplemental Information. I’ll discuss the supplemental information more specifically later.

Overall the first quarter was very strong. Sales and revenue were both somewhat better than our expectations, and expenses were lower.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

As you know, we believe booked sales, which represents net new business in the quarter, is a better indicator of our current activity than revenue. The reconciliation of booked sales, revenue, and deferred revenue that we used to provide on the bottom of the income statement with our press release is in the supplemental information posted on the Website.

Booked sales totaled $3.5 million in the quarter, a 16% increase compared to last year’s $3.0 million. In the K-12 business, booked sales were $3.1 million, up 24%, compared to $2.5 million last year, as Bob said, in the middle of our target range, and well above industry trends.

Customers are happy with the results they’re achieving. Eighty-two percent of our sales in the quarter were to districts that had purchased before. This is generally consistent with the last two quarters. As Bob mentioned, all of our sales this quarter over $100,000 were expansions in school districts who are already customers.

We also saw continued good acceptance of the Quick Start versions of our products that we introduced last year, and late in the quarter, we made our very first sale of the Gateway Edition of Fast ForWord and Fast ForWord to Reading 4. We also saw a very strong increase in the sales of our training and project management services, which we’ll deliver and recognize as revenue later in the year. Private sector booked sales were about $400,000, down 17% year-over-year.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

As Bob said, the first quarter is typically the smallest sales quarter of the year in both the K-12 and private sectors. In the last couple of years, it’s ranged between 10% and 13% of the year’s total sales. This year’s first quarter sales puts us on track with our plans for the year.

Revenue was $6.4 million and increased 100%, compared to $3.2 million last year. The primary factor in the large increase in revenue is the amount of revenue we now draw from sales made in previous periods and recorded on our balance sheet as deferred revenue. For example, almost 80% of first quarter revenue came from our December 31st deferred base.

Since revenue was greater than sales, we drew down our deferred revenue balance compared to the fourth quarter as usual in the first quarter. Deferred revenue at the end of the quarter was $12.7 million, up 71%, compared to $7.4 million at the end of the first quarter last year.

As Bob mentioned and we discussed on our last conference call, we’ve reorganized our service and support organizations, and now with this first quarter, we have begun presenting our revenue and cost of sales in a different format. We have reclassified our support revenue and cost of revenue from the product line and combined it with services. This reflects our focus on service and support as a business, as well as the fundamental change in the nature of our sales from a subscription to a perpetual license model, which has been going on for the last year. Total revenue and cost of sales, as reported, are unchanged. We’ve provided the reclassifications for all the quarters of 2002 on the Website in the supplemental information.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

Product revenue for the quarter increased 117% to $5.3 million, reflecting the pull from the deferred revenue base and also good new business. Service and support revenue increased 43% to $1 million. Most of that increase is from support fees from both new and existing customers.

Gross margins were 78%, compared to 79% last year. Software margins increased modestly due to lower material and fulfillment costs, while service and support margins declined. As Bob mentioned, we’ve been investing in service and support as a key part of our strategy to ensure strong implementations and good results in schools.

Operating results were $5.3 million, compared to $5.8 million before restructuring charges last year. We continue to watch expenses closely in all areas. Travel and marketing expenses were both below plan this quarter. Our operating loss was $300,000 compared to $3.5 million in the first quarter last year.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

We’ve continued to make progress on improving our DSOs. Days sales outstanding on booked sales were 87 days in the first quarter, down from 126 days last year, and we would expect them to decline sequentially next quarter.

As expected, we were cash flow negative and used $2.3 million in operations. First quarter cash outflow is seasonally high, as we pay out year-end commissions and bonuses.

Turning to the outlook, the second quarter is typically our largest selling quarter in both sectors of our business. Schools are completing one budget year and beginning another. In the private sector, children are out of school and have more time for an intensive intervention.

For the second quarter, we expect booked sales to be in the range of $10.8 million to $11.8 million, an increase of 14% to 24%. This growth rate is a little bit above our targets for the year. You may recall that last year’s second quarter was relatively soft. Sales are expected to be above revenue, so we will build deferred revenue sequentially.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

Revenue is expected to be in the range of $6.7 million to $7 million. Because of our deferred revenue base, we have significant visibility here. We expect to recognize about 39% of our deferred revenue in the second quarter.

Gross margins are expected to be about the same as the first quarter, while operating expenses will rise seasonally. We expect an operating loss in the range of $200,000 to $500,000 compared to $2.7 million last year. We’ll be slightly cash flow negative.

As I said, our first quarter results were consistent with our plans for the year, so we have no change in the guidance for 2003 as a whole. For the year, we expect booked sales to be in the range of $31 million to $34 million. We expect revenue to be in the range of $28 million to $30 million. We expect to report an operating profit around a million dollars, and we expect to be strongly cash flow positive.

And now I’d like to turn the call back over to Bob.

Robert Bowen:

Thanks, Jane.

Again, we are entering our second quarter and it’s our big sales quarter, as school districts finish one school year and get ready to enter another. Our pipelines are strong, but we’ve got a lot of work to do in a very tight budget environment. We’re enthusiastic about the research and continued results that are pouring out of our current user base, and look forward to keeping you updated on our progress.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

We’d be glad now to take any questions that you might have on the call. Thank you. Operator?

Operator:

Thank you. Ladies and gentlemen, if you would like to register a question, please press the one followed by the four on your telephone. You will hear a three-tone prompt to acknowledge your request. If your question has been answered, and you would like to withdraw your registration, please press the one followed by the three. If you’re using a speaker phone, please lift your handset before entering your request.

Our first question comes from the line of Ron Mahan with Collier Enterprises. Please proceed with your question.

Ron Mahan:

Good afternoon and congratulations on a good quarter in a particularly difficult climate.

Robert Bowen:

Thank you.

Ron Mahan:

A couple of questions. First, Jane, what was the depreciation and amortization for the quarter?

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

Jane Freeman:

Why don’t you ask your second question, and I’ll come back to answer that?

Ron Mahan:

Okay, I’m curious, Bob, as far as, you know, the change to the new perpetual license, in the sales that you’ve been seeing, say in the last quarter – I know that this is a particularly slow quarter in the season – have most of the sales now been coming from the perpetual license? What roughly was the split?

Robert Bowen:

Well, almost – the only thing we’re really doing now with subscriptions is a seeding. It’s a chance for a school district to try out, but school districts are used to buying, they’re used to perpetual licenses, and so the great majority of our site licenses are perpetual licenses, and I would say it’s in the, you know, high 80s/low 90s range, and the only reason that subscriptions are where they are is we do use that as a seeding strategy, and it’s a very good seeding strategy.

Ron Mahan:

Okay, good. Thank you. On...

Jane Freeman:

I’ll give you that depreciation number. It was $316,000.

Ron Mahan:

Three sixteen. Okay, thanks.

Ron Mahan:

One last question, as far as your customers go, do you have any visibility as to the major sources of funds for purchasing Scientific Learning products?

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

Robert Bowen:

Actually, we do. We do a detailed analysis on our large transactions each quarter, and the thing that we see is that we’re drawing down on a lot of different funds. We draw down on Title One, Special Education, general funds, and grants.

The nature of our Fast ForWord family of products make them very appealing, but the central theme here is that schools are under enormous accountability pressures to help and catch up these struggling readers, but they’ve not had much success doing that systematically. So once they see the results from Fast ForWord and get what this is about and understand the neuroscience research, then they dip in often to multiple funds.

So if you go back to last year in the Killeen School District in Texas that implemented district-wide, they actually drew down on a wide variety of sources, including state and federal funds, Special Education, Title One, and general funds.

So we’re actually dipping into each of those funding sources, and I wouldn’t tell you that any one funding source is dominant across the board. It varies by state.

SCIENTIFIC LEARNING
First Quarter Financial Release
Moderator: Robert Bowen
04-24-03/4:00 pm CT
Confirmation #21140406

Ron Mahan:

Okay, thank you very much.

Operator:

Ladies and gentlemen, as a reminder to register for a question, please press the one followed by the four at this time. I am showing no further questions at this time. Please continue with your presentation or any closing remarks.

Robert Bowen:

Again, we thank you for participating in the call, and we look forward to keeping you updated on our progress, and if you have any follow-on questions, Jane and I will be available. Please feel free to give us a call with any follow-on questions you might have. Again, thank you for participating.

Operator:

Ladies and gentlemen, that concludes the conference call for today. We thank you for your participation and ask that you please disconnect your lines.

END

Scientific Learning Corporation
Supplemental Information

Reconciliation of Booked Sales, Revenue and Change in Deferred Revenue

$s in thousands

	First Quarter		Second Quarter			Year

	2003A	2002A	2003 Estimated Range		2002A	2003 Estimated Range		2002A

Booked Sales	$3,461	$2,985	$10,800	$11,800	$9,505	$31,000	$34,000	$28,272
Less Revenue	6,377	3,184	6,700	7,000	4,449	28,000	30,000	20,286

Net (Decrease) increase in current and long-term deferred	$(2,916)	$(199)	$4,100	$4,800	$5,056	$3,000	$4,000	$7,986

Beginning balance in current and long-term deferred	15,584	7,598	12,668	12,668	7,399	15,584	15,584	7,598
Ending balance in current and long-term deferred	$12,668	$7,399	$16,768	$17,468	$12,455	$18,584	$19,584	$15,584

Booked sales is a non-GAAP financial measure that we believe to be a useful measure of the current level of business activity both for management and for investors. Booked sales equals the total value (net of allowances) of software and services invoiced in the period. Because a significant portion of our revenue is recognized over a period of months, booked sales is a better indicator of current activity. The table above shows the reconciliation of booked sales, revenue, and changes in deferred revenue.

The information included above for the 2003 second quarter and full year is a projection, subject to the safe harbor created by Section 27A of the federal securities law. This projection is subject to substantial risks and uncertainties. Actual results may differ materially as a result of many factors, including but not limited to: general economic conditions; the extent of acceptance and purchase of the Company’s products by target customers; seasonality and sales cycles in Scientific Learning’s markets; competition; availability of funding to purchase the Company’s products and generally available to schools; the extent to which the Company’s marketing, sales and implementation strategies are successful; the Company’s ability to continue to demonstrate the efficacy of its products, which depends on how the programs are administered, the demography of participants and other factors; the Company’s ability to recruit and retain key personnel; the Company’s ability to timely execute its new product development strategies; pricing pressures; and other risks detailed in the Company’s SEC reports.

April 24, 2003

Scientific Learning Corporation
Supplemental Information

2002 Revenue and Cost of Revenue Reclassification

$s in thousands

	Q1 2002	Q2 2002	Q3 2002	Q4 2002	Annual 2002

Revenues:(1)
Products	$2,454	$3,765	$5,237	$5,461	$16,918
Service and Support	730	684	1,159	795	3,368

Total revenues	3,184	4,449	6,396	6,256	20,286
Cost of Revenues:(2)
Cost of Products	280	529	633	536	1,979
Cost of Service and Support	393	337	389	380	1,499

Total Cost of Revenues	673	866	1,022	916	3,478
Total Gross Profit	$2,511	$3,583	$5,374	$5,340	$16,808

(1)

In 2003 we began combining support revenues with services revenues. To provide a comparative statement of operations, 2002 support fees have been reclassified from product revenues and combined with service revenues

(2)

In 2003 we began including support costs with services costs. To provide a comparative statement of operations, 2002 support costs have been reclassified and combined with service costs

April 24, 2003